UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2011 annual meeting of stockholders was held on October 12, 2011.  The record date for such meeting was August 26, 2011 on which date there were a total of 9,818,185 shares of common stock outstanding and entitled to vote.  The following four matters were voted upon by the Company’s stockholders at the annual meeting.  The numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

1. To elect directors for a term of one year:
	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Daniel J. Englander	6,967,004	530,755	364,368	1,037,407
William H. Henderson	7,427,261	70,498	364,368	1,037,407
William M. Sams	7,403,011	94,748	364,368	1,037,407
John David Simmons	7,190,788	306,971	364,368	1,037,407
Robert Cameron Smith	7,404,011	93,748	364,368	1,037,407
Jeffrey A. Williams	6,900,236	597,523	364,368	1,037,407

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.
Votes For	7,307,769
Votes Against	547,087
Votes Abstained	7,271
Broker Non-Votes	1,037,407

3. To determine the frequency with which stockholders will consider and approve an advisory vote on the Company’s compensation of its named executive officers.
Every Year	6,991,810
Two Years	79,664
Three Years	620,290
Votes Abstained	325,355
Broker Non-Votes	882,415

4. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2012.
Votes For	8,783,914
Votes Against	109,878
Votes Abstained	5,742
Broker Non-Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

After consideration of the stockholder vote regarding the frequency of stockholder advisory votes on executive officer compensation, our Board of Directors has determined that the Company shall hold future stockholder advisory votes on named executive officer compensation every year until the next vote on frequency, which will be no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: October 13, 2011	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)